EXHIBIT 10.5

                         FIRST FEDERAL BANCSHARES, INC.
                         2001 STOCK-BASED INCENTIVE PLAN

1.       DEFINITIONS.

(a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Holding Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

(b)      "Bank" means First Federal Bank, Colchester, Illinois.

(c)      "Board of Directors" means the board of directors of the Holding
         Company.

(d) "Change in Control" of the Bank or the Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date of this Agreement (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board of Directors shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries, (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (or members who were nominated by the Incumbent Board), or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members (or members nominated by the Incumbent Board), shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs or is effectuated in which the Bank or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods; or
         (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed, or (E) a tender offer is made by a person other than the Holding Company for 20% or more of the voting securities of the Bank or Holding Company then outstanding.

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(e)      "Code" means the Internal Revenue Code of 1986, as amended.

(f) "Committee" means the committee designated, pursuant to Section 3 of the Plan, to administer the Plan.

(g) "Common Stock" means the common stock of the Holding Company, par value $.01 per share.

(h) "Disability" means any mental or physical condition, with respect to which an individual qualifies for and receives benefits under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the individual from fulfilling his duties or responsibilities to the Holding Company or an Affiliate.

(i) "Employee" means any person employed by the Holding Company or an affiliate. Directors who are also employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

(j)      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(k) "Exercise Price" means the price at which an individual may purchase a share of Common Stock pursuant to a Stock Option.

(l) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

         (i) If the Common Stock was traded on the date in question on the Nasdaq Stock Market, then the Fair Market Value shall be equal to the closing price reported for such date;

         (ii) If the Common Stock was traded on a stock exchange for the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

         (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the WALL STREET JOURNAL. The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

(m)      "Holding Company" means First Federal Bancshares, Inc.

(n) "Incentive Stock Option" means an option to purchase stock that is intended to meet the requirements of Section 422 of the Code.

(o) "Just Cause" means termination because of an individual's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Holding Company and/or any Affiliate.

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(p)      "Non-Statutory Stock Option" means an option to purchase stock that is not intended to be and is not identified as an Incentive Stock Option, or an option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but which does not meet the requirements of Section 422 of the Code.

(q) "Outside Director" means a member of the board(s) of directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

(r) "Plan" means this First Federal Bancshares, Inc. 2001 Stock-Based Incentive Plan.

(s) "Restricted Stock Award" means an award of restricted stock granted to an individual pursuant to Section 6 of the Plan.

(t) "Retirement" means a termination of employment (i) from the Holding Company or an Affiliate at an age and with employment service that would entitle the individual to a retirement benefit under the "early" or "normal" retirement age provisions of any tax-qualified retirement plan sponsored by the Holding Company or an Affiliate or (ii) under circumstances designated as Retirement by the Committee. "Retirement" with respect to an Outside Director means the termination of service from the Board of Directors of the Holding Company and any Affiliate following written notice to the Board of Directors of such Outside Director's intention to retire.

(u) "Stock Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

2.       PURPOSE.

The implementation of the Plan allows the Committee to grant Employees, Outside Directors and independent contractors of the Holding Company and its Affiliates certain forms of equity compensation. The Plan specifically provides the Committee the ability to grant Incentive Stock Options, Non-Statutory Stock Options and Restricted Stock Awards, subject to the limitations imposed by the terms of the Plan.

3.       ADMINISTRATION.

(a) The Committee shall administer the Plan. The Committee shall consist of two (2) or more disinterested directors of the Holding Company, whom the Board of Directors shall appoint. A member of the Board of Directors shall be deemed "disinterested" only if he satisfies requirements the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) of the Exchange Act. The Board of Directors may also appoint one or more separate committees, each composed of one or more directors of the Holding Company or an Affiliate, who need not be disinterested, that may make grants and administer the Plan with respect to individuals who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act.

(b)      The Committee shall:

         (i) select the individuals who are to receive grants under the Plan;

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         (ii)     determine the type, number, vesting requirements and other features and conditions of grants made under the Plan;

         (iii)    interpret the Plan and Award Agreements (as defined below);
                  and

         (iv)     make all other decisions related to the operation of the Plan.

         The Committee shall adopt any rules or guidelines that it deems appropriate to implement and administer the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

(c) The Committee shall document each grant under the Plan by a written notice ("Award Agreement"). Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the grant holder, and every grant holder, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be established in accordance with the Plan, but each Award Agreement may include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

         (i)      the type of award granted;

         (ii)     the Exercise Price of any Stock Option;

         (iii)    the number of shares subject to the grant;

         (iv)     the expiration date of the grant;

         (v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of the grant; and

         (vi) the restrictions, if any, placed upon the grant or upon shares that may be issued upon exercise or vesting of the grant.

         The Chairman of the Committee and such other directors and officers as shall be designated by the Committee are authorized to execute Award Agreements on behalf of the Holding Company or an Affiliate and to deliver them to the recipients of grants.

(d) The Committee may delegate all authority for the determination of forms of payment to be made or received by the Plan and for the execution of any Award Notice. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations made pursuant to the Plan.

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4.       STOCK SUBJECT TO THE PLAN.

Subject to adjustment under Section 11 of the Plan, the number of shares reserved for grants under the plan is 313,950. Of this number, 224,250 shares are reserved for purchase pursuant to the exercise of Stock Options (Incentive Stock Options and Non-Statutory Stock Options) granted under the Plan and 89,700 shares are reserved for grants of Restricted Stock Awards. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Holding Company. The shares underlying grants under the Plan will be unavailable for any other use, including future grants under the Plan, except that, to the extent the grants terminate, expire or are forfeited without vesting or without having been exercised, new grants of a similar kind may be granted with respect to these shares.

5.       STOCK OPTIONS.

The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant options to purchase Common Stock. The Committee may grant Non-Statutory Stock Options and/or Incentive Stock Options, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(a) EXERCISE PRICE. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

(b) TERMS OF STOCK OPTIONS. In no event may an individual exercise a Stock Option, in whole or in part, more than ten (10) years from the date of grant.

(c) NON-TRANSFERABILITY. An individual may not transfer, assign, hypothecate, or dispose of a Stock Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this
         Section 5(c), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

         (i) to a revocable inter vivos trust, as to which an individual is both settlor and trustee; or

         (ii) for no consideration to: (1) any member of the individual's Immediate Family; (2) a trust solely for the benefit of members of the individual's Immediate Family; (3) any partnership whose only partners are members of the individual's Immediate Family; or (4) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual's Immediate Family.

         For purposes of this Section 5(c), "Immediate Family" includes, but is not necessarily limited to, an individual's parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 5(c) shall be construed to require the Committee to approve the transfer or assignment of any Non-Statutory Stock Option, in whole or in part. Receipt of the Committee's approval to transfer or assign a Non-Statutory Stock Option, in whole or in part, does not mean that the Committee must approve a transfer or assignment of any other Non-Statutory Stock Option, or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all terms and conditions applicable to the Option immediately prior to transfer or assignment, and shall remain subject to any other conditions proscribed by the Committee with respect to the Stock Option.

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(d)      SPECIAL RULES FOR INCENTIVE STOCK OPTIONS. Notwithstanding foregoing provisions, the following rules shall apply to the grant of Incentive Stock Options:

         (i)      If an Employee owns or is treated as owning, for purposes of
                  Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Holding Company at the time the Committee grants the Incentive Stock Option (a "10% Owner"), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

         (ii) An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

         (iii) To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Holding Company, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Options in excess of the limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

         (iv) Each Award Notice for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(e) ACCELERATION UPON A CHANGE IN CONTROL. Upon a Change in Control, all Stock Options held by an individual as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the Stock Option term.

(f) TERMINATION OF EMPLOYMENT OR OTHER SERVICE. The following rules apply upon the termination of an individual's employment or other service:

         (i) IN GENERAL. Unless the Committee determines otherwise, upon termination of employment or service for any reason other than Retirement, Disability or death, or Just Cause, the individual may exercise only those Stock Options that were immediately exercisable by the individual at the date of termination and only for a period of three (3) months from the date of termination or, if sooner, until the expiration of the Stock Option term.

         (ii) RETIREMENT. Unless the Committee determines otherwise, upon an individual's Retirement, the individual may exercise only those Stock Options that were immediately exercisable by the individual at the date of Retirement and only for a period of one (1) year from the date of Retirement or, if sooner, until the expiration of the Stock Option term.

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         (iii)    DISABILITY OR DEATH. Unless the Committee determines
                  otherwise, upon termination of an individual's employment or service due to Disability or death, all Non-Statutory Stock Options shall become immediately exercisable and shall remain exercisable for a period of one (1) year from the date of termination or, if sooner, until the expiration of the Stock Option term.

         (iv) JUST CAUSE. Unless the Committee determines otherwise, upon termination of employment or service for Just Cause, all rights related to the individual's Stock Options shall expire immediately upon the effective date of the termination.

6.       RESTRICTED STOCK AWARDS.

The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) GRANTS OF STOCK. Restricted Stock Award grants may only be made in whole shares of Common Stock.

(b) NON-TRANSFERABILITY. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

         (i) The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

         (ii) Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Restricted Stock Award grant is not transferable and may be earned in his or her lifetime only by the individual to whom it is granted. Upon the death of an individual, a Restricted Stock Award grant is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

         (iii) If a recipient of Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six
                  (6) months following the date of grant.

(c) ACCELERATION OF VESTING UPON A CHANGE IN CONTROL. Upon a Change in Control, all Restricted Stock Awards held by an individual as of the date of the Change in Control shall immediately become vested and any further restrictions shall lapse.

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(d)      TERMINATION OF EMPLOYMENT OR SERVICE. The following rules will govern the treatment of a Restricted Stock Award upon the termination of an individual's termination of employment or other service:

         (i) IN GENERAL. Unless the Committee determines otherwise, upon the termination of an individual's employment or service for any reason other than Retirement, Disability or death or Just Cause, any Restricted Stock Award in which the individual has not become vested as of the date of such termination shall be forfeited and any rights the individual had to such Restricted Stock Award shall become null and void.

         (ii) RETIREMENT. Unless the Committee determines otherwise, upon an individual's Retirement, any Restricted Stock Award in which the Participant has not become vested as of the date of Retirement shall be forfeited and any rights the individual had to such unvested Restricted Stock Awards shall become null and void.

         (iii) DISABILITY OR DEATH. Unless otherwise determined by the Committee, in the event of a termination of the individual's service due to Disability or death all unvested Restricted Stock Awards held by such Participant shall immediately vest as of the date of such termination.

         (iv) JUST CAUSE. Unless otherwise determined by the Committee, in the event of the individual's termination for Just Cause, all Restricted Stock Awards in which the individual had not become vested as of the effective date of such termination shall be forfeited and any rights such individual had to such unvested Restricted Stock Awards shall become null and void.

(e) ISSUANCE OF CERTIFICATES. Unless otherwise held in trust and registered in the name of the trustee of the trust, reasonably promptly after the date of grant with respect to shares of Common Stock pursuant to a Restricted Stock Award, the Holding Company shall cause to be issued a stock certificate, registered in the name of the individual to whom the Restricted Stock Award was granted, evidencing such shares; provided, that the Holding Company shall not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the First Federal Bancshares, Inc. 2001 Stock-Based Incentive Plan and Award Agreement entered into between the registered owner of such shares and First Federal Bancshares, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of First Federal Bancshares, Inc., 109 East Depot Street, Colchester, Illinois 62326.

         This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 6(e) shall be held by the Holding Company or its Affiliates, unless the Committee determines otherwise.

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(f)      TREATMENT OF DIVIDENDS. Whenever shares of Common Stock underlying a
         Restricted Stock Award are distributed to an individual or beneficiary thereof under the Plan (or at such other time as the Committee may determine with respect to an individual), the recipient or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends or other distributions and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends or other distributions falls between the date the relevant Restricted Stock Award was granted and the date the relevant Restricted Stock Award or installment thereof is issued. There shall also be distributed an appropriate amount of net earnings, if any, of the trust with respect to any dividends paid out on the shares related to the Restricted Stock Award.

(g) VOTING OF RESTRICTED STOCK AWARDS. After a Restricted Stock Award has been granted but for which the shares covered by such Restricted Stock Award have not yet been vested, earned and distributed to the individual pursuant to the Plan, the individual shall be entitled to vote or to direct the trustee to vote, as the case may be, such shares of Common Stock which the Restricted Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose and in a manner consistent with the trust agreement.

(h) PAYMENT. Payment due to a Participant upon the redemption of a Restricted Stock Award shall be made in the form of shares of Common Stock.

7.       DEFERRED PAYMENTS.

The Committee, in its discretion, may permit an individual to elect to defer the receipt of all or any part of any payment under the Plan or the Committee may determine to defer receipt, by some or all individuals, of all or a portion of any payment. The Committee shall determine the terms and conditions of any permitted deferral, including the period of deferral, the manner of deferral and the method used to measure appreciation on deferred amounts until paid.

8.       METHOD OF EXERCISING STOCK OPTIONS.

Subject to any applicable Award Agreement, an individual may exercise any Stock Option, in whole or in part, at such time or times as the Committee specifies in the applicable Award Agreement. The individual may make payment of the Exercise Price in such form or forms as the Committee specifies in the Award Agreement, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Stock Options) having a Fair Market Value equal to the total Exercise Price on the day immediately preceding the exercise date. The Committee may also allow payment by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualified broker- dealer, as the Committee specifies in the applicable Award Agreement.

9.       RIGHTS OF INDIVIDUALS.

No individual shall have any rights as a shareholder with respect to any shares of Common Stock covered by a grant under this Plan until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Option Notice confers on any person the right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate an individual's services.

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10.      DESIGNATION OF BENEFICIARY.

With the Committee's consent, an individual may designate a person or persons to receive, upon the individual's death, any award to which the individual would then be entitled. This designation shall be made upon forms supplied by and delivered to the Holding Company and it may be revoked in writing. If an individual fails to effectively designate a beneficiary, the individual's estate shall be deemed to be the beneficiary for purposes of the Plan.

11.      DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock, by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or any other increase or decrease in such shares, without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make adjustments to previously granted Options, to prevent dilution, diminution, or enlargement of the rights of individuals, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future awards under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities that underlie awards already made under the Plan; and

         (c)      adjustments in the Exercise Price of outstanding Stock
                  Options.

The Committee, however, shall not make adjustments that materially change the value of benefits available to an individual under a previously granted award. All awards under this Plan shall be binding upon any successors or assigns of the Holding Company. Notwithstanding the above, in the event of an extraordinary capital distribution, any adjustment under this Section 11 shall be subject to any required regulatory approval.

12.      TAXES.

(a) Under this Plan, whenever cash or shares of Common Stock are to be delivered, the Committee is entitled to require as a condition of delivery that:

         (i) the individual remit an amount sufficient to satisfy all related federal, state, and local withholding tax requirements;

         (ii) the withholding of such sums may come from compensation otherwise due to the individual or from shares of Common Stock due to the individual under this Plan; or

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         (iii)    any combination of (i) and (ii), above; PROVIDED, HOWEVER, that no amount shall be withheld from any cash payment or shares of Common Stock related to an award transferred by the individual in accordance with this Plan.

(b) If any disqualifying disposition, as described in Section 5(d)(iv), is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted in accordance with this Plan, or any transfer described in Section 5(c) is made, or any election described in Section 13 is made, the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes incurred. In lieu of or in addition to the foregoing, however, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the individual, or, except in the case of any transfer pursuant to Section 5(c), from any shares of Common Stock due to the individual under this Plan.

13.      NOTIFICATION UNDER SECTION 83(b).

The Committee may, on the date of grant or at a later date, prohibit an individual from making the election described below. If the Committee has not prohibited an individual from making this election, and the individual shall, in connection with any award, make the election permitted under Section 83(b) of the Code, the individual shall notify the Committee of the election within ten
(10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Section 83(b) of the Code.

14.      AMENDMENT OF THE PLAN AND AWARD AGREEMENTS.

(a) Except as provided in paragraph (c) of this Section 14, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; PROVIDED, HOWEVER, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by law, regulation, or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring shareholder ratification or approval. Other provisions of this Plan shall remain in full force and effect. No termination, modification, or amendment of this Plan may adversely affect the rights of an individual under an outstanding award without the written permission of the affected individual.

(b) Except as provided in paragraph (c) of this Section 14, the Committee may amend any Award Agreement, prospectively or retroactively; PROVIDED, HOWEVER, that no amendment shall adversely affect the rights of an individual under an outstanding Award Agreement without the written consent of the affected individual.

(c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that effectively:

         (i) Allows any Stock Option to be granted with an Exercise Price below the Fair Market Value of the Common Stock on the date of grant, or

         (ii) Allows the Exercise Price of any Option previously granted under the Plan to be reduced after the date of grant (except as provided for pursuant to Section 11 of the Plan).

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(d)      Notwithstanding anything in this Plan or any Award Agreement to the contrary, if any award or right under this Plan would, in the opinion of the Holding Company's accountants, cause a transaction to be ineligible for pooling of interest accounting that would, but for such award or right, be eligible for such accounting treatment, the Committee may, in its discretion, modify, adjust, eliminate or terminate the award or right, to preserve the availability of pooling of interest accounting.

15.      EFFECTIVE DATE AND TERMINATION OF THE PLAN.

The Plan shall become effective on September 28, 2001, but only if, prior to such date, the Plan is approved by the Holding Company's stockholders. The Plan will be so approved if at an annual or special meeting of stockholders held prior to such date a quorum is present and the votes of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote on such matter shall be cast in favor of its approval. The right to grant Stock Options and Restricted Stock Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Plan becomes effective; or (ii) the issuance of a number of shares of Common Stock pursuant to grants under the Plan equal to the number of shares reserved under the Plan. The Board of Directors may suspend or terminate the Plan at any time; PROVIDED, HOWEVER, that no such action may adversely affect an individual's vested rights under a previously granted award, without the consent of the affected individual.

16.      APPLICABLE LAW.

The Plan and all actions taken or omitted which related to this Plan will be governed by the laws of Delaware to the extent not pre-empted by federal law.

17.      TREATMENT OF AWARDS BY THE SUCCESSOR UPON A CHANGE IN CONTROL.

In the event of a Change in Control where the Holding Company or the Bank is not the surviving entity, the Board of Directors of the Holding Company and/or the Bank, as applicable, shall require that the successor entity take one of the following actions with respect to all awards held by individuals at the date of the Change in Control:

(a) Assume the awards with the same terms and conditions as granted to the individual under this Plan;

(b) Replace the awards with comparable awards, subject to the same or more favorable terms and conditions as the awards granted to the individual under this Plan, whereby the individual will be granted common stock or the option to purchase common stock of the successor entity; or

(c)      Replace the awards with an immediate cash payment of equivalent value.